Exhibit 99.g(1)(f)

EXECUTION

AMENDMENT NO. 5

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated September Sept 25, 2 2026 (“Effective Date”) is by and between The Bank of New York Mellon (“BNY Mellon”) and each Invesco Fund Family referenced on Schedule I attached hereto, as may be amended by the parties (each, a “Trust” and collectively, the “Trusts,” with each series thereof, a “Fund” and collectively, the “Funds”).

BACKGROUND:

A.	BNY Mellon and of the Trusts entered into a Custody Agreement as of August 30, 2018, as amended to date (the “Agreement”) relating to BNY Mellon’s provision of services to each Fund identified on Schedule I.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON		INVESCO FUND FAMILY, each Trust listed on Schedule I on behalf of itself and each Fund listed on Schedule I

By:	/s/ Allison M. Gardner	By:	/s/ Adrien Deberghes

Name:	Allison M. Gardner	Name:	Adrien Deberghes

Title:	Senior Vice President	Title:	Vice President

Date:	Sep 25, 2026	Date:	Sep 25, 2026

SCHEDULE I

Short-Term Investments Trust

Invesco Government & Agency Portfolio

Invesco Stablecoin Reserves Onchain Fund1

Invesco Treasury Obligations Portfolio

Invesco Treasury Portfolio

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)

Invesco Premier Portfolio

Invesco Premier U.S. Government Money Portfolio

Invesco Management Trust

Invesco Conservative Income Fund

AIM Investment Securities Funds (Invesco Investment Securities Funds)

Invesco Government Money Market Fund

Invesco U.S. Government Money Portfolio

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. Government Money Market Fund

Invesco V.I. U.S. Government Money Portfolio

1 Formerly known as Invesco Stablecoin Reserves Fund.

3